Exhibit 99.1

DeVry Education Group Names Lisa Wardell President and Chief Executive Officer

Board announces plans to accelerate global diversification of DeVry Education Group

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 24, 2016--The DeVry Education Group board of directors announced today that Lisa Wardell has been named chief executive officer of DeVry Group, effective May 24. Wardell was most recently executive vice president and chief operating officer of the RLJ Companies and is a director on the DeVry Group board. She succeeds Daniel Hamburger, who is leaving DeVry Group to pursue other opportunities.

Wardell has been a member of the DeVry Group board of directors since 2008, and has also chaired the audit and finance committee. Wardell’s experience leading transformative growth across a diverse portfolio of business sectors, as well as strategic and operational expertise, make her well positioned to accelerate DeVry Group’s global diversification strategy and lead its continued commitment to empowering students for career success.

“The board of directors believes that Lisa Wardell provides a strategic vision and roadmap for the rapid acceleration of DeVry Group’s diversification initiatives,” said Chris Begley, DeVry Group board chair. “Lisa is the right person to lead DeVry Group through this transformational period in higher education while remaining true to our mission of successful student outcomes."

“The board is indebted to Daniel for his 13 years of service to DeVry Group, particularly the past nine years in his role as CEO,” said Ron Taylor, co-founder of DeVry Education Group and current director. “Under his leadership, DeVry Group has transformed from primarily serving undergraduate and business school students in the United States to a global education provider – all while staying true to our mission of serving nontraditional students.”

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE:DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance and law. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this press release, including those that affect the expectations or plans of DeVry Education Group (“DeVry Group”), may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or their management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry Group’s actual results to differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and in DeVry Group’s Form 10-Q for the fiscal quarter ended March 31, 2016. These forward-looking statements are based on information as of May 24, 2016, and DeVry Group assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
DeVry Education Group
Ernie Gibble, 630-353-9920
Sr. Director, Global Communications
egibble@devrygroup.com
or
Joan Walter, 630-353-3800
Sr. Director, Investor Relations
jwalter@devrygroup.com